                                                                    Exhibit 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus, constituting part of the Registration Statement on Form S-3 of The Chase Manhattan Corporation (the "Corporation") of our report dated January 21, 1997 appearing on page 62 of the 1996 Annual Report to Stockholders of the Corporation set forth on Form 10-K of the Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.






Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York  10036
December 19, 1997